MARCH 2008 AMENDED AND RESTATED SECURITY AGREEMENT

This March 2008 Amended and Restated Security Agreement ("ARSA") is made as of March 1, 2008 (the "Effective Date"), by and between NEVADA GOLD & CASINOS, INC., a Nevada corporation ("NGC") (as Maker), its principal place of business at 50 Briar Hollow Lane, Suite 500W, Houston, Texas, 77027-9304; and LOUISE H. ROGERS, an individual who resides in Tyler, Smith County, Texas, as her separate property ("Rogers").

I. Recitals

A. To induce Rogers to loan to NGC under a credit facility dated June 29, 2004, and amended on January 19, 2006, and under the Agreement Regarding Loans dated March 1, 2008 and under any Promissory Notes executed pursuant to these agreements, the principal amount of Fifteen Million Five Hundred Fifty Thousand and No/100 Dollars ($15,550,000.00), NGC has granted a security interest in and has pledged certain collateral described below as security for the repayment of the loans and for performance of all of the terms and conditions of the various loan agreements and promissory notes executed under them.

B. The parties agree that this ARSA is intended to completely modify the preexisting January 2006 Security Agreement dated January 19, 2006, as of the effective date of this ARSA, and to ratify and re-affirm the security interests already granted to Rogers for prior loans made by Rogers to NGC as security for the Agreement Regarding Loans dated March 1, 2008.

II. Agreements

In consideration of the above items and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree to the following terms and conditions:

A. **Defined Terms.** The definitions in this ARSA shall control unless the context of the usage of a term requires a different definition. Terms not defined in this ARSA or in the Agreement Regarding Loans dated March 1, 2008 (and in any Notes or Security Instruments executed pursuant to or incorporated by reference in it) that are defined in the TEXAS UNIFORM COMMERCIAL CODE, as amended and effective as of January 1, 2006 (the "UCC"), have the meanings specified in the UCC, and the definitions specified in Article 9 of the UCC control in the case of any conflicting definitions in the UCC. The singular number includes the plural and *vice versa*. Captions of sections in this this ARSA do not limit the terms of those sections.

1. ***"Loan Documents"*** means the (1) this ARSA; (2) the Agreement Regarding Loans dated March 1, 2008 (the "ARL"); (3) the Schedule of Collateral, Notes, Security Interests, and Ownership Interests attached to the March 2008 Amended and Restated Security Agreement; (4) any and all Notes or Security Instruments issued pursuant to or incorporated by reference into this Agreement; (5) the multiple Commercial Pledge Agreements dated January 19, 2006; (6) the multiple Guarantees dated January 19, 2006; and (7) the multiple Collateral Assignments of Notes, Security

Interests, and Ownership Interests dated January 19, 2006; and they are all incorporated by reference in this Agreement for all purposes as if fully set forth at length. The Loan Documents are the final integration of the complete agreement between the Parties regarding the grant of a loan by Rogers to NGC. All prior agreements, representations, negotiations, and offers are merged into the terms of the Loan Documents, **save and except** that no preexisting rights or remedies of Rogers, including but not limited to perfection of security interests in any Collateral under the Amended and Restated Credit Facility dated January 19, 2006; the January 2006 Security Agreement dated January 19, 2006; the Collateral Assignment; and the Credit Facility and Amended and Restated Security Agreement, both dated June 29, 2004; are intended to be extinguished by the merger of the Loan Documents. The Loan Documents completely express the entirety of the agreement between the Parties.

2. ***"Collateral"*** means ALL ASSETS of NGC [except for the items set forth in Paragraph II(A)(2)(k) below], including but not limited to the following specific assets [these specific items of Collateral are more particularly described in the Schedule of Collateral, Notes, Security Interests, and Ownership Interests attached to the ARSA (the "Schedule")], and all proceeds of all of NGC's assets:

a. a continuing security interest in the Projects Fund established pursuant to the Proceeds Agreement;

b. a continuing security interest in 100% of NGC's ownership interest or profit-sharing agreement for any and all "Projects" established using proceeds from the Projects Fund (either directly or as collateral for a third-party loan) established in the Proceeds Agreement (including but not limited to those created after the date of this Agreement if the Projects Fund was used in any way to establish the entity or the interest in whole or in part), and a security interest in all assets of the subsidiary company that is only expressly subject and subordinated to the rights of any third party that finances the remaining purchase price beyond the amounts used from the Projects Fund;

c. all other investment property and other property, rights, or interests of any description at any time issued or issuable to NGC or held in any securities account as an addition to, in substitution or exchange for, or with respect to NGC's interest in any of its wholly- or partially-owned subsidiaries, including without limitation additional percentages or interests issued or given as a result of any amendment, reclassification, split-up, dissolution, or other reorganization, or property distributed pursuant to a reorganization or amendment of any owners' or shareholders' agreement;

d. all earnings, cash, distributions, proceeds, monies, income, and benefits arising from, by virtue of, or payable with respect to NGC's interest in any and all of its wholly- or partially-owned subsidiaries (including but not limited to those created after the date of this Agreement if the Projects Fund was used in any way to establish the entity in whole or in part);

e. any and all notes receivable and/or cash flow rights granted to NGC from investments in any and all projects financed in whole or in part through any loans provided to NGC by Rogers under this Agreement, from the Projects Fund, or from any prior credit facility agreement between the Parties, all of which are assigned to Rogers pursuant to the multiple Collateral Assignments of Notes, Security Interests, and Ownership Interests dated January 19, 2006 (and any and all loans made by NGC prior to this Agreement to any related entity or third party are presumed to be made with proceeds from loans made to NGC by Rogers, and any made after the date of this Agreement are presumed to have been made from the Projects Fund unless NGC provides clear documentation otherwise);

f. the promissory notes described in the multiple Collateral Assignments of Notes, Security Interests, and Ownership Interests dated January 19, 2006, as amended and updated from time to time (the "Collateral Assignments"), and the Collateral Assignments are ratified and re-affirmed by NGC;

g. interests (whether ownership, profit-sharing, or other interest) in subsidiaries and other entities held by NGC as described in the Collateral Assignments as amended and updated from time to time, and interests in subsidiaries or other entities obtained by NGC by using funds from this Agreement, any prior loan agreement between Rogers and NGC, or the Projects Fund;

h. all distributions, proceeds, monies, income, and benefits arising from, by virtue of, or payable with respect to the promissory notes, collateral, and ownership and other interests described in the Collateral Assignments as amended and updated from time to time or that were obtained by NGC using funds from this Agreement, any prior loan agreement between Rogers and NGC, or the Projects Fund;

i. the Schedule of Collateral, Notes, Security Interests, and Ownership Interests (the "Schedule") that is attached to and incorporated by reference into this ARSA; and

j. any and all furniture, fixtures, equipment (including but not limited to machinery, furniture, fixtures, manufacturing equipment, shop equipment, office equipment, parts, and tools, wherever located), inventory, cash, accounts, accounts receivable, contract rights, chattel paper, promissory notes, securities, and general intangibles (including but not limited to all copyrights, trademarks, service marks, patents, inventions, trade secrets, exclusive licenses, processes, systems, and goodwill). In addition, this Security Interest is intended to extend to all products, accessions to, substitutions for, insurance distributions for, and cash and other proceeds of all of the assets of NGC, and any and all after-acquired property of every kind and character, except where expressly provided otherwise.

k. The following items are expressly excluded from the definition of "Collateral" and "ALL ASSETS" and may be kept and used by NGC for operating capital without further written consent from Rogers: (a) the May 2008 payments from the Route 66/Gillman settlement, (b) the payments scheduled to be received by NGC in June 2008 from Southern Tier and Oneida Entertainment, and (c) any amounts received by NGC from Clay County Holdings, Inc. ("CCH"), Restaurant Connections International, Inc. ("RCI"), and/or Service Interactive, Inc., on their notes receivable, though NGC agrees to promptly report to counsel for Rogers its receipt of any of these payments and the amount received, and to provide any documentation related to any payments received under this provision reasonably requested by counsel for Rogers.

3. ***"Obligations"*** means any and all of the duties, responsibilities, and obligations of NGC under the Loan Documents, including but not limited to repayment of all amounts loaned by Rogers to NGC pursuant to the Loan Documents (or any prior loan agreements between Rogers and NGC), and to pay the expenses described in Sections III(C)(4), III(D), and VI(D) of the ARSA, and the obligations of NGC:

a. to pay the principal of, interest on, and any other indebtedness arising from the Loan Documents in accordance with their terms, and all valid renewals, extensions, modifications, and amendments of the Loan Documents or any part of them, and any future advances made pursuant to the Loan Documents;

b. to repay to Rogers all amounts advanced by Rogers to or on behalf of NGC under the Loan Documents or under any prior loan agreements between Rogers and NGC;

c. to comply with and to perform fully all of the terms and provisions of the Loan Documents;

d. to reimburse Rogers for all of Rogers' actual attorney's fees, expenses, and costs that NGC is obligated to pay pursuant to the terms of the Loan Documents, excluding interest and principal payment obligations, within the time provided for payment; and

e. to provide to Rogers the security and Collateral described in the Loan Documents.

B. **<u>Security Interest.</u>** To secure the payment and performance of the Obligations (as that term is defined in this ARSA) by NGC under the Loan Documents (and any Notes or Security Instruments issued pursuant to them), NGC grants to Rogers a security interest (the "Security Interest") in <u>ALL ASSETS of NGC</u>, including <u>but not limited to</u> the items described in the definition of "Collateral" above, and expressly excluding the items described in Section II(A)(2)(k) above. This Security Interest is intended to extend to all products, accessions to, and cash and other proceeds of all of the assets of NGC, including but not limited to those items specifically described in the Schedule. The Schedule may be executed in counterparts and shall bind NGC and each and every Debtor that has executed any copy of the Schedule.

Notwithstanding the provisions of this Section or Section III(C), if NGC invests in a new subsidiary or acquires assets and the investment or acquisition is financed in whole or in part by a third party lender (and no proceeds of the Loan Documents are used by NGC to finance the investment or acquisition), then the "Collateral" as defined above shall not include NGC's ownership interest in the new subsidiary or the acquired assets. Rogers agrees to file a UCC-3 terminating any security interest Rogers would otherwise have in NGC's ownership interest in the new subsidiary or the acquired assets and shall provide, upon the reasonable request of NGC or its third party lender, written confirmation that the Collateral for the Loan Documents does not include NGC's ownership interest in the new subsidiary or the acquired assets.

The security granted under this ARSA and under the terms of any and all Commercial Pledge Agreements, Collateral Assignments of Notes, Collateral Assignments of Membership Interests, or other security instruments executed and delivered at any time, now or in the future, pursuant to the terms of the Loan Documents shall secure the obligations and indebtedness described in the Loan Documents. All makers, borrowers, debtors, and assignors under any of the various Security Agreements, Commercial Pledge Agreements, Collateral Assignments of Notes, Collateral Assignments of Membership Interests, or other security instruments executed and delivered at any time, now or in the future, pursuant to the terms of the Loan Documents, waive any notice of any proposed or implemented future advance of credit by Rogers to NGC and NGC agrees that a security interest shall attach in the properties pledged pursuant to any of these instruments immediately upon the delivery or occurrence of any future advance under the Loan Documents without their express knowledge or consent.

C. **Perfection by Possession.** In addition to any Financing Statements that are required to be filed by Rogers or that may at her option be filed, Rogers or her designee shall have the right to maintain possession of the Collateral and any and all powers of attorney necessary to enforce her Security Interest in any or all of the Collateral until any and all amounts due under the Loan Documents and/or any other instrument or agreement between the Parties are paid in full and the instruments are all terminated.

III. Representations and Covenants

A. **Representations.** NGC represent to Rogers as follows:

1. NGC (or its wholly or partially-owned subsidiaries) is the respective legal and beneficial owner of the Collateral;

2. to the best of NGC's knowledge, no dispute, setoff, or counterclaim exists with respect to any part of the Collateral, save and except those made by RCI or CCH as disclosed by NGC to Rogers;

3. the Collateral is owned by NGC free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance, or security interest except as previously held by Rogers or as created or permitted in this ARSA;

4. there are no restrictions upon the transfer of any of the Collateral other than as set forth in the entities' respective Bylaws or Operating Agreement or as may

appear on the face of any ownership certificates and as clearly disclosed by NGC to Rogers in the Schedule;

5. NGC has the full power, authority, and legal right to transfer their respective items of Collateral free of any encumbrances and without obtaining the consent of any other person or entity that has not already been obtained (except as provided in the Schedule);

6. except as provided in the Schedule, the execution and delivery of this ARSA, the Schedule, the Collateral Assignments, the Loan Documents (and any Notes or Security Instruments executed pursuant to it), and the performance of their terms will not result in any violation of any provision of any applicable Bylaws or Operating Agreement or violate or constitute a default under the terms of any material agreement, material indenture or other instrument, license, judgment, decree, order, law, statute, ordinance, or other governmental rule or regulation applicable to NGC or any of its respective property;

7. this ARSA and the Collateral Assignments are valid assignments of and create a valid first lien upon and security interest in the Collateral and the proceeds of the Collateral;

8. NGC is organized under the laws of Nevada and its exact legal name is set forth in the opening paragraph of this ARSA; and

9. NGC does not conduct business under any other name (although it does have several wholly-owned subsidiaries that conduct business under their own names)

The representations set forth in items 1 through 9 of this Section shall be deemed given again whenever NGC delivers additional Collateral that may be required by this ARSA.

B. **Covenants.** NGC covenants to do the following:

1. deliver to Rogers and/or her designated agent any certificates or instruments that represent NGC's and/or its subsidiaries' interest in the ownership interests provided as Collateral, to notify any entity represented within the Collateral that a security interest has been granted to Rogers, to obtain consent from each entity requiring consent that a security interest has been granted to Rogers, and to comply with any additional notice, consent, acknowledgement, waiver, or agreement requirements that may be set forth in the Schedule or in the respective entity's governing documents;

2. from time to time promptly execute and deliver to Rogers all other assignments, certificates, proxies, entitlement orders, supplemental writings, and financing statements, and do all other acts and things that Rogers may reasonably request in order to evidence the assignment and perfect and enforce the Security Interest granted in this ARSA;

3. promptly furnish to Rogers or her attorney or agent with any and all information or writings that Rogers or her attorney or agent may reasonably request concerning the Collateral;

4. promptly notify Rogers and her attorney of any claim, action, or proceeding affecting the Collateral or any part of the Collateral, and at the request of Rogers, appear in and defend, at their own expense, the action or proceeding;

5. notify Rogers and her attorney immediately if either of them becomes aware of the occurrence of any event, fact, or condition that could become an Event of Default under the Loan Documents (or any Note issued pursuant to the Loan Documents);

6. if an event of default occurs, then NGC shall promptly pay to Rogers the amount of all court costs, actual attorneys' fees, and expenses of litigation incurred by Rogers in enforcing the Loan Documents;

7. if an Event of Default occurs and continues, promptly deliver all proceeds constituting part of the Collateral to Rogers as and when first received by NGC; and

8. not attempt to or actually sell, assign, or transfer the Collateral or the lien created by this ARSA, nor create any other lien or security interest in, or otherwise encumber any of the Collateral, nor permit any of the Collateral to be or become subject to any financing statement, lien, attachment, execution, sequestration, or other legal or equitable process, nor any lien or encumbrance of any kind other than as permitted by this ARSA.

C. **Additional Liens.** NGC agrees that it must comply with all of the following provisions before it may grant an effective second or other lien on the Collateral:

1. Any second or other lien given on the Collateral must be made expressly subordinate to Rogers' lien. NGC shall ensure that the paperwork documenting the transaction with the second or other lienholder properly notifies the second and/or other lienholder of the existence of Rogers' first lien and that the second and any other lienholder clearly acknowledges Rogers' existence and status as first lienholder on all of the Collateral and that the subsequent lienholder's debt and security interest is subordinated to Rogers.

2. NGC shall ensure that the paperwork documenting the transaction with the second and any other lienholder clearly instructs the second and any other lienholder that it may not even attempt to collect or execute on the Collateral without first ensuring that the entire first lien balance is paid in full and all loan or credit transactions between NGC and Rogers are completely terminated and are no longer in effect. The second and any other lienholder must be required to give notice of any default by NGC to NGC and Rogers concurrently before the second or any other lienholder may exercise any collection efforts against the Collateral.

3. NGC shall defend, at its own expense, against any claims by any lienholders other than Rogers against the Collateral.

4. NGC shall keep Rogers' counsel informed of the status of any second and any other lien and of any default or alleged default by NGC on the transaction secured in whole or in part by the second and/or other lien, and shall reimburse Rogers for any and all actual attorney's fees, court costs, and expenses incurred by Rogers that Rogers or her counsel deemed necessary to protect the Collateral within thirty days after the submission of an invoice for the fees or expenses to NGC by Rogers' counsel.

5. NGC shall provide Rogers' counsel with fully-executed copies of all documents related to any transaction giving any third party a second or other lien on any or all of the Collateral within three business days of the last signature date on the transaction or the date the transaction is funded, whichever is earlier.

D. **Perfection; Protection of Collateral; Indemnification.** NGC shall cause the execution of any instrument reasonably necessary to carry out the terms of and its Obligations under the Loan Documents and any accompanying or related Promissory Note and/or Security Instrument. NGC shall cause any entity in which it has the right or power to produce an affirmative and effective act to execute guarantees, notes, and security instruments as reasonably necessary to carry out the provisions of the Loan Documents and to ensure the broadest and most effective security for Rogers for all funds loaned to NGC by Rogers. NGC shall bear the cost of perfection of all Security Interests granted under this ARSA in any applicable or desirous jurisdiction as necessary to protect Rogers, and, in addition, as may be directed by Rogers or her attorney in her sole and exclusive discretion. NGC shall be the guarantor of the perfection of Security Interests under this ARSA and no failure on the part of Rogers to perfect shall inure to the benefit of NGC or any assignee, holder, or trustee in bankruptcy as any failure of this type shall be deemed the fault and to the prejudice of NGC and its estate. NGC shall execute any and all documents reasonably necessary to carry out the provisions of all of the Loan Documents and/or any Note or Security Instrument executed pursuant to the Loan Documents. NGC shall pay all costs and all actual attorneys' fees incurred by Rogers in connection with any of Rogers' loans to NGC, the Loan Documents, the execution of any documents under it, and the perfection of any Security Interests under it within ten days of presentation to it of these charges. NGC also agrees that it will use its best efforts to protect the Collateral; to prevent any loss, theft, substantial damage, destruction, sale, or encumbrance to or of any of the Collateral; and to defend against any actual or attempted levy, seizure, or attachment of or on any of the Collateral.

In the event Rogers finds it necessary to take action to protect the Collateral against the actions of third parties or against any wrongful conduct of NGC, or in the event that Rogers finds any failure by NGC to use its best efforts to protect the Collateral, NGC agrees that it shall indemnify Rogers for any and all actual attorney's fees, court costs, and any and all other expenses incurred in her efforts to protect the Collateral. NGC understands and agrees that it shall promptly pay Rogers for any and all of these expenses and shall do so, from time to time, as reasonably necessary to fund and maintain the litigation so that Rogers shall not be required to expend her own funds on this litigation while pending, In no event shall these attorney's fees and expenses be paid later than thirty days after the date on which they are submitted to NGC.

IV. Effects of and Remedies for an Event of Default

A. **Notice of Default.** Rogers is not required to provide NGC with any notice whatsoever of any Default by NGC or any failure of NGC to timely make any principal payment when due, save and except that Rogers must give notice of a late interest payment before that late payment is deemed a Default as described in the Loan Documents or in any other applicable loan document. However, failure by Rogers to give notice of any late interest payment to NGC does not relieve NGC of its obligation to make the payment or of the application of the default interest rate upon the failure to timely make the interest payment as provided in the Loan Documents.

B. **Adjustments and Distributions.** If an Event of Default has occurred and continues, all payments and distributions of any nature pertaining to the Collateral shall be delivered to Rogers to be applied toward payment of the Obligations. If any of the Collateral is converted into another type of property or if any money or other proceeds are paid or delivered to or for credit to the account of NGC as a result of its rights in the Collateral, all of that property, money, and other proceeds are part of the Collateral. After an Event of Default, NGC will immediately pay and deliver all property, money, and other proceeds of Collateral that it has or has received to Rogers, and NGC shall take all other steps necessary to ensure Rogers has control over the Collateral. In this event, and if Rogers so requests, NGC will promptly endorse or assign all other property and proceeds to Rogers and deliver to Rogers all proceeds that require perfection by possession under the UCC and that Rogers does not already have. If any of this property requires any additional security agreement, financing statement, or other writing to create or perfect a security interest in favor of Rogers, NGC shall promptly execute and deliver or cause to be executed and delivered to Rogers any document or instrument Rogers deems is reasonably necessary or proper for those purposes. Rogers shall not be liable for any error, omission, or delay occurring in the settlement, collection, or payment related to the Collateral or of any property or instrument received pursuant to this ARSA.

C. **Remedies.** If an Event of Default occurs and continues, in addition to any other rights and remedies that Rogers may have under this ARSA, under the UCC, or otherwise, Rogers may, to the extent permitted by applicable law and at her discretion, and without notice to NGC except as specifically provided, take any one or more of the following actions without liability except to account for property actually received by her, and NGC agrees that it is commercially reasonable for Rogers, in her sole discretion, to do any of the following:

1. receive the income, property, and other distributions related to the Collateral and hold them or apply them to the Obligations in any order selected by Rogers;

2. exchange any of the Collateral for other property upon a reorganization, dissolution, or other readjustment and, in connection with the exchange, deposit any of the Collateral with any committee or depository upon any terms that Rogers may determine;

3. in her name, or in the name of NGC, demand, sue for, collect, or receive any money or property at any time payable with respect to any of the Collateral and, in

connection with these efforts, endorse notes, checks, drafts, money orders, and other instruments in the name of NGC, as applicable;

4. apply any cash held as Collateral to the Obligations and reduce her claim to judgment or foreclose or otherwise enforce the Security Interest, in whole or in part, by any available procedure;

5. make any compromise or settlement deemed advisable with respect to any of the Collateral;

6. renew, extend, or otherwise change the terms and conditions of any of the Collateral or the Obligations;

7. take or release any other collateral as security for any of the Collateral or the Obligations;

8. add or release any guarantor, endorser, surety, or other party to any of the Collateral or the Obligations;

9. without demanding performance or making any other demand, advertisement, or notice of any kind (except the notice specified in the Loan Documents for the late payment of interest, and the notice specified below of public sale or private sale if required under the UCC) to or upon NGC, or upon any other person (all of which are, to the extent permitted by law, expressly waived), immediately convert the Collateral or any part of it into cash, and sell or otherwise dispose of or, if appropriate, issue entitlement orders with respect to, or deliver the Collateral or any part of it or interest in it in one or more parcels at public or private sale or sales at Rogers' office or elsewhere, at any price and on any terms (including, without limitation, a requirement that any purchaser of any of the Collateral purchase the Collateral for investment without any intention to make any distribution of it) that she deems best, for cash or on credit, or for future delivery without assumption of any credit risk, with any purchaser to purchase the Collateral at any sale free from any right of equity of redemption in NGC, and the right of equity of redemption is expressly waived and released by NGC.

10. request an appropriate court to appoint a receiver for the Collateral, or any part of it, and NGC, by its execution of this ARSA, consents to the appointment of a receiver; and

11. exercise any other rights she may have under this ARSA, under the UCC, or otherwise.

D. **Notification of Sale.** Reasonable notification of the time and place of any public or private sale or disposition of the Collateral shall be sent to NGC and to any other person or entity entitled under law to notice; provided that if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Rogers may sell, issue entitlement orders, or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. NGC agrees that notice sent or given not less than

seven calendar days prior to the taking of the action to which the notice relates is reasonable notice for purposes of this Section. The sale of any part of the Collateral shall not exhaust Rogers' power of disposition of any of the remaining Collateral. Rogers is under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, or options expressly or implicitly granted to Rogers in this ARSA, and Rogers is not responsible for any failure to do so or delay in so doing.

E. **Enforcement of Rights.** NGC agrees that it is commercially reasonable for Rogers to exercise her rights related to the Collateral in any manner and in any order Rogers may determine. Nothing contained in this ARSA requires Rogers to sell all or any part of the Collateral or to collect, or attempt to collect, any sum payable by reason of the Collateral before Rogers may assert liability and collect the Obligations, nor is Rogers obligated to attempt to collect the Obligations before selling all or any part of the Collateral. Rogers may, without foreclosing on the Collateral, collect and otherwise enforce on the Collateral or any proceeds of any Collateral all amounts owing under the Loan Documents (and/or under any Note or Security Instrument issued pursuant to the Loan Documents) or otherwise enforce all of NGC's or Rogers' rights under the Loan Documents or in any of the Collateral and apply those collections as provided in this ARSA, or she may foreclose on the Collateral. Rogers may hold funds as additional Collateral or may, at her discretion, apply them to the Obligations. Rogers may attempt to collect from any person liable to NGC to deliver any proceeds related to the Collateral, by suit or otherwise, any sums due and to otherwise to enforce NGC's rights regarding those proceeds.

F. **Power of Attorney.** NGC appoints Rogers (and her successors and assigns) as NGC's attorney-in-fact (without requiring her to act in that capacity), with full power of substitution, to do any act that NGC is obligated to do by this ARSA, including but not limited to the power to do the following: (a) endorse the name of NGC on all checks, drafts, money orders, or other instruments for the payment of monies that are payable to NGC and constitute collections of the Collateral; (b) execute in the name of NGC any schedules, assignments, instruments, documents, financing statements, applications for registration, and other papers to perfect, preserve, or enforce the Security Interest; (c) exercise all rights of NGC in the Collateral, save and except NGC's voting rights, which pass to Rogers only after an Event of Default has occurred and has not been timely cured by NGC; (d) make collections and execute all papers and instruments and do all other things it deems appropriate to preserve and protect the Collateral and to protect Rogers' interest in the Collateral; (e) release any party liable on the Collateral and to give receipts and acquittances and compromise disputes related to the Collateral; (f) release security for any Collateral; (g) make withdrawals from deposit accounts and other accounts with any financial institution, wherever located, into which proceeds from the Collateral may have been deposited and to apply those funds to the payment of the Obligations; and (h) do all acts and things and execute all documents in the name of NGC or otherwise, that Rogers reasonably deems are necessary, proper, and convenient in connection with the preservation, perfection, and enforcement of her rights under this ARSA. Rogers is required to execute this Power of Attorney only for purposes proper under this ARSA, the Loan Documents, and any Notes executed pursuant to this ARSA for her benefit and she shall owe no other duty as agent when exercising these powers.

All persons dealing with Rogers shall be fully protected in treating the powers and authorities conferred by this Section as continuing in full force and effect until advised by Rogers that all Obligations are finally paid. The powers and authority granted pursuant to this ARSA are made for valuable consideration, are coupled with an interest, are irrevocable and non-terminable so long as any part of the Obligations is unpaid, and until NGC has fully and finally complied with all of the Obligations. These Powers of Attorney are durable and they shall not be affected by any act of NGC or any other person or entity or by operation of law, including, without limitation, the dissolution, death, disability, or incompetency of any person or entity. Rogers agrees she will not exercise her powers as attorney-in-fact until an Event of Default.

V. Default

A. NGC will be in default of this ARSA, the Loan Documents, and of each and every Note and Security Instrument executed pursuant to the Loan Documents if NGC fails in its performance of any duty imposed on it in the Loan Documents, or if any of the following happens ("Default" or "Event of Default"):

1. NGC fails to timely make any principal payment at maturity;

2. on any funds obtained by NGC under this Agreement or under any prior loan agreement or credit facility between Rogers and NGC and then loaned by NGC to any third party or to any fully or partially-owned subsidiary of NGC (collectively, a "third party"), if NGC is repaid any principal by a third party and NGC fails to pay to Rogers the corresponding amount of principal it obtained under any loan agreement with Rogers within five business days of its receipt of the third party principal repayment , except that the following items are expressly excluded from this requirement and may be kept and used by NGC for operating capital without further written consent from Rogers: (a) the May 2008 payments from the Route 66/Gillman settlement, (b) the payments scheduled to be received by NGC in June 2008 from Southern Tier and Oneida Entertainment, and (c) any amounts received by NGC from Clay County Holdings, Restaurant Connections International, and/or Service Interactive on their notes receivable, though NGC agrees to promptly report to counsel for Rogers its receipt of any of these payments and the amount received, and to provide any documentation related to any payments received under this provision reasonably requested by counsel for Rogers;

3. on any funds obtained by NGC under the Loan Documents or under any prior loan agreement or credit facility between Rogers and NGC and then used by NGC to purchase an interest (whether ownership, profit-sharing, or other interest) in any subsidiary or third party entity, if NGC's interest is purchased by a third party and NGC fails to apply the funds received to the principal, interest, and other items owed by NGC to Rogers within five business days of its receipt of the purchase funds;

4. NGC uses or commits any of the monies in the Projects Fund for purposes other than those set forth in the Proceeds Agreement or in a manner in violation of the terms of the Proceeds Agreement, or fails to pay the balance of monies remaining in the Projects Fund to Rogers that have not been committed through at least a signed letter of intent by NGC for one or more new acquisitions (for which NGC must obtain Rogers's

consent, and Rogers shall not unreasonably withhold her consent), after the expiration of twelve months from the closing date of NGC's acquisition of the Vicksburg Horizon Casino;

5. Rogers does not receive an interest payment on or before the fifth day after Rogers gives notice to NGC of the late payment;

6. NGC defaults under any loan, extension of credit, security agreement, purchase or sales agreement, contractual obligation, or any agreement in favor of any creditor or person (as "default" is defined in that instrument and after giving effect to all applicable cure periods) and that default results in NGC owing, through default and/or acceleration, an amount in excess of $3 million;

7. NGC fails to timely comply with the Obligations (other than those Obligations specifically identified in this Section);

8. NGC breaches any covenant, representation, or warranty in the Loan Documents or in any other Note or Security Instrument executed pursuant to or incorporated by reference into any of the Loan Documents, and NGC does not cure that breach within thirty days after the breach, and NGC agrees to give Rogers prompt notice of the breach;

9. NGC makes an assignment for the benefit of creditors, files for bankruptcy protection, is adjudicated insolvent, a receiver is appointed for any wholly or partially owned entity in which NGC is a member, partner, shareholder, or equitable holder of any type, or any involuntary proceeding is commenced against NGC under any bankruptcy or insolvency laws and that involuntary proceeding is not dismissed within sixty days after it is filed;

10. NGC grants or attempts to grant to any third party a lien on the Collateral without complying with the provisions in Section III(C) above; and/or

11. a final, non-appealable judgment in litigation or arbitration is entered against NGC where the total amount of the judgment, including actual damages, pre- and post-judgment interest, attorney's fees, court costs, and/or punitive damage, exceeds $3 million.

B. If an Event or Default occurs, then Rogers shall have all of the rights and remedies available to her under the law as well as all of those set forth in each of the Loan Documents.

VI. Miscellaneous Provisions

A. **Notices.** Any notice required or permitted by this ARSA shall be effective if given in accordance with the provisions set forth in the ARL.

B. **Duties of Rogers.** Rogers' duty regarding the Collateral at any time prior to full and final payment of all of the Obligations is solely to use reasonable care in the custody and preservation of the Collateral. Rogers is deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral is accorded treatment substantially equal to that which Rogers accords her own property. Rogers has no responsibility for ascertaining or taking action with respect to fixing or preserving rights against prior parties to the Collateral, calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral or for informing NGC of these matters regardless of whether Rogers has or is deemed to have any knowledge of these matters. Rogers is not required to take any steps necessary to preserve any rights in the Collateral against prior parties or to protect, perfect, preserve, or maintain any Security Interest given to secure the Collateral. Rogers is not liable for her failure to use due diligence in the collection of the Obligations, or for her failure to give notice to NGC of default in the payment of the Obligations, or in the payment of or upon any security, whether pledged under this ARSA or otherwise, nor for a decline in the market value of the Collateral.

C. **Indemnification.** NGC both agree to indemnify and to hold Rogers harmless, in the absence of Rogers' gross negligence or willful misconduct, from and against any loss, claim, demand, or expense (including attorneys' fees) by reason, or in any manner related to, the Collateral or the foreclosure, sale, or other disposition and subsequent ownership of any part of the Collateral, including but not limited to any claim that may arise because of any alleged breach of warranty concerning the Collateral.

D. **Expenses.** If an Event of Default under the Loan Documents or any Note or Security Instrument issued pursuant to or incorporated by reference into the Loan Documents occurs, NGC shall promptly pay, upon demand, any and all actual attorney's fees and out-of-pocket expenses incurred by Rogers related to the Event of Default to the extent permitted by applicable law, but in no event shall these attorney's fees and expenses be paid later than thirty days after the date on which they are submitted to NGC. Additionally, NGC shall promptly pay all costs, expenses, taxes, assessments, insurance premiums, court costs, actual attorneys' fees, expenses of litigation, expenses of sales, and other similar and related expenses incurred by Rogers that relate in any way to her loans to NGC, regardless of whether they are incurred before or after the occurrence of an Event of Default or incurred in connection with the perfection, preservation, or defense of the Security Interest, or the custody, protection, collection, repossession, enforcement, or sale of the Collateral. All of these expenses shall become part of the Obligations and shall bear interest at the Default Rate (as defined in the Loan Documents) from the date paid or incurred by Rogers or her attorney until paid by NGC.

E. **Financing Statement.** NGC authorizes Rogers to file financing statements (and, if necessary or appropriate, sign NGC name on financing statements to authenticate them) describing the Collateral. Rogers shall be entitled, but not required, to file financing statements describing the assets as "ALL ASSETS, including but not limited to the assets listed on the attached 'Schedule of Collateral, Notes, Security Interests, and Ownership Interests,' but excluding [specific items excluded]" or similar language, and to attach a copy of the Schedule to the financing statement. A carbon, photographic, or other reproduction of this ARSA or a financing statement describing the Collateral with the attached Schedule shall be sufficient as a financing statement to the full extent permitted by applicable law.

F. **Further Assurances.** NGC agrees to execute all other documents and instruments reasonably requested by Rogers or her attorney to effectuate the intent of this ARSA upon written request by Rogers or her attorney after the date of this ARSA.

G. **Amendment and Written Waiver.** No waiver, modification, or alteration of any provision of this ARSA, nor consent to any departure from the terms of it or from the terms of any other document, shall be effective unless it is in writing and signed by NGC and Rogers, and any executed waiver shall be effective only for the specific purpose and in the specific instance set forth in that document. Any document purporting to amend or modify this ARSA shall be of no force or effect unless the document expressly states that it is intended to amend or modify the ARSA and it is signed by all parties to this ARSA. No waiver by Rogers of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default nor shall the waiver be deemed to be a continuing waiver.

H. **Benefit.** This ARSA is binding upon and inures to the benefit of NGC and Rogers and their respective heirs, legal representatives, successors, and assigns, provided that NGC may not assign any rights, powers, duties, or obligations under this ARSA without the prior written consent of Rogers.

I. **Remedies Cumulative.** All rights and remedies of Rogers under this ARSA are cumulative of each other and of every other right or remedy that Rogers may otherwise have at law or in equity or under any other document for the enforcement of the Security Interest or the enforcement of any duties of NGC or any other party liable in respect to the Obligations. The exercise by Rogers of one or more rights or remedies shall not in any way affect her right to exercise any of her other rights or remedies, or to subsequently exercise the same rights or remedies in the future.

J. **Course of Dealing.** No course of dealing between NGC and Rogers, nor any failure or delay by Rogers in exercising any of her rights, powers, or privileges under the Loan Documents shall operate as a waiver of any of Rogers' rights, powers, or privileges; nor shall any single or partial exercise of any right, power, or privilege under the Loan Documents preclude any other or further exercise of that right, power, or privilege or the exercise of any other right, power or privilege.

K. **Severability.** The invalidity of any one or more phrases, sentences, clauses, paragraphs, or sections of this ARSA shall not affect the remaining portions of this ARSA. If any one or more of the phrases, sentences, clauses, paragraphs, or sections contained in this ARSA are invalid, or operate to render this ARSA invalid, then this ARSA shall be construed as if the invalid phrase or phrases, sentence or sentences, clause or clauses, paragraph or paragraphs, or section or sections had not been inserted.

L. **Satisfaction of Obligations.** Upon the full and final satisfaction of all of the Obligations, as determined by Rogers, this ARSA shall terminate, and Rogers shall deliver to NGC, at its expense, the Collateral remaining in her possession that has not been sold or otherwise applied pursuant to this ARSA, and Rogers shall provide any other termination statements reasonably required by NGC, also at its expense.

M. **Governing Law.** The substantive laws of the State of Texas govern the validity, construction, enforcement, and interpretation of this ARSA unless the laws of the State of Texas require the application of the laws of another state. This ARSA is performable in Montgomery County, Texas.

N. **Controlling Document.** To the extent that this ARSA conflicts with or is in any way incompatible with any of the other Loan Documents or any other loan document or instrument concerning the Obligations that involves any loan of funds by Rogers to NGC, this ARSA shall control over any other document, and if this ARSA does not address an issue, then each other loan document executed by Rogers shall control to the extent that it deals most specifically with an issue.

O. **Incorporation of Other Documents.** The Parties agree that (1) the ARL, and any Notes or Security Instruments issued pursuant to it; (2) the Schedule of Collateral, Notes, Security Interests, and Ownership Interests attached to this ARSA; (3) the multiple Commercial Pledge Agreements dated January 19, 2006; (4) the multiple Guarantees dated January 19, 2006; and (5) the multiple Collateral Assignments of Notes, Security Interests, and Membership Interests dated January 19, 2006, are all incorporated by reference in this ARSA for all purposes as if fully set forth at length, and that these documents are collectively referred to as the "2008 Loan Documents." The 2008 Loan Documents are the final integration of the complete agreement between the Parties regarding the grant of a Loan Documents by Rogers to NGC. All prior agreements, representations, negotiations, and offers are merged into the terms of the 2008 Loan Documents, although no preexisting rights or remedies of Rogers, including but not limited to perfection of security interests in any Collateral under the Credit Facility and Amended and Restated Security Agreement dated June 29, 2004, and the Amended and Restated Credit Facility and the January 2006 Security Agreement dated January 19, 2006, are intended to be extinguished by the merger of the 2008 Loan Documents. The 2008 Loan Documents completely express the entirety of the agreement between the Parties.

The parties have executed this instrument to be effective as of March 1, 2008.

Maker:

NEVADA GOLD & CASINOS, INC.

By: [signature] ROBERT B. STURGES, Chief Executive Officer
50 Briar Hollow Lane, Suite 500W
Houston, Texas 77027-9304

6/10/08
Date of Signature

Secured Party:

Louise H. Rogers

LOUISE H. ROGERS, as her Separate Property
2512 Alta Mira
Tyler, Texas 75701-7301

6-13-08

Date of Signature